UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2025

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Controls Drive Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NNVC	NYSE-American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 10, 2025, NanoViricides, Inc. (the “Company”) and a certain institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investor in a registered direct offering (the “Registered Direct Offering”): (i) 1,970,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $1.68 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,601,429 shares of Common Stock, at an offering price of $1.67999 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The Pre-Funded Warrants have an exercise price of $0.00001 per share, are immediately exercisable, and may be exercised at any time until exercised in full. The Registered Direct Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-271706) that was filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 and declared effective by the SEC on May 23, 2023 and the prospectus supplement filed with the SEC on November 12, 2025.

Also pursuant to the Securities Purchase Agreement, in a concurrent private placement offering (the “PIPE Offering,” and collectively with the Registered Direct Offering, the “Offering”), the Company agreed to sell and issue to the Investor Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to 3,571,429 shares of Common Stock and Series B Common Stock Purchase Warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Common Warrants”) to purchase up to 3,571,429 shares of Common Stock. The Series A Warrants will be exercisable beginning six months from the date of issuance at an exercise price of $1.75 per share, and will expire two years from the date of issuance. The Series B Warrants will be exercisable beginning six months from the date of issuance at an exercise price of $2.00 per share, and will expire five and one-half years from the date of issuance. The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder.

Pursuant to the Securities Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 90 days after the Closing Date (as defined below). In addition, the Company agreed to not enter into a Variable Rate Transaction (as defined in the Securities Purchase Agreement) for a period of 180 days following the Closing Date, subject to certain exceptions.

The Offering closed on November 12, 2025 (the “Closing Date”). The aggregate gross proceeds to the Company from the Offering were approximately $6.0 million, before deducting the placement agent’s fee and offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

Placement Agency Agreement

In connection with the Offering, the Company entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners (the “Placement Agent”), dated November 10, 2025, pursuant to which the Placement Agent acted as the exclusive placement agent for the Company in connection with the Offering (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds from the Offering. In addition, the Company agreed to reimburse the Placement Agent for up to $60,000 of its fees and expenses, and up to $15,000 in non-accountable expenses, in connection with the Registered Offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Lock-Up Agreements

In addition, each of the Company’s directors and executive officers entered into lock-up agreements (the “Lock-Up Agreement”), which prohibits them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of their shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the Closing Date.

The foregoing description of each of the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants the Securities Purchase Agreement, the Placement Agency Agreement and the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such documents or the forms of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively.

A copy of the legal opinion and consent of Lucosky Brookman LLP, counsel to the Company, relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the Common Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.

On November 11, 2025, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

On November 12, 2025, the Company issued a press release announcing the closing of the Offering. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Stock Purchase Warrant
4.3	Form of Series B Common Stock Purchase Warrant
5.1	Legal Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement, dated November 10, 2025, by and between NanoViricides, Inc. and the person party thereto
10.2	Placement Agency Agreement, dated November 10, 2025, by and between NanoViricides, Inc. and A.G.P./Alliance Global Partners
10.3	Form of Lock-Up Agreement
99.1	Press Release dated November 11, 2025
99.2	Press Release dated November 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoViricides, Inc.

Date: November 14, 2025	By:	/s/ Anil Diwan
	Name:	Anil Diwan
	Title:	President, Chairman, Chief Executive Officer